Exhibit 99.1

MACHINES OPERATION

AND PARTICIPATION AGREEMENT

This AGREEMENT is entered into on 2ndApril 2012 and executed by and between:

ELIXIR GAMING TECHNOLOGIES (CAMBODIA) CO., LIMITED, a Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Co. 4497/08E on January 18, 2008, having its registered address at Suite No. 8 & 9, Ground Floor, North Wing, Hotel Cambodiana, 313 Sisowath Quay, Phnom Penh, Cambodia, and correspondence address at Unit 3705, 37/F, The Centrium, 60 Wyndham Street, Central, Hong Kong (“EGT”), represented by Mr. Clarence Chung; and

CROWN RESORTS CO., LTD., commonly known as GOLDEN CROWN CASINO, a Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Inv.838/03P dated 30 December 2003, having its registered address at Phum Kbal Spean, Sangkat Poipet, Khan O Chreou, Banteay Mean Chey Province, Kingdom of Cambodia, by its authorized representative, Mr. Kok An, a citizen of Cambodia (“Venue Owner”)

MR. KOK AN, a citizen of Cambodia, having its correspondence address at Phum Kbal Spean, Sangkat Poipet, Khan O Chreou, Banteay Mean Chey Province, Kingdom of Cambodia (“Land Owner”)

W I T N E S S E T H

WHEREAS :

(A)      EGT is a provider of gaming machines, technology and related services;

(B)      The Venue Owner is the owner and operator of Golden Crown Casino which located at Poipet Banteay Meanchey Province, Cambodia (the “Casino”). The gaming license issued by the Government of the Kingdom of Cambodia to the Venue Owner allows it to operate table games and electronic gaming machines (the “Machines”) within the Casino and any extension thereto;

(C)          The Land Owner, who is also the controller of the Venue Owner, owns via his other controlled entity, An Co Company, two parcels of land on which the Casino is built and located at the junction of The Bangkok-Phnom Penh Highway and the Star Vegas Casino Access

Road, Ou Chrov District, Poipet-Aranyapathet Border, Poipet, Banteay Meanchey Province, Kingdom of Cambodia and is currently registered under a Certificate of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificates of Title No. BC 004654 and BC 004655, both issued on August 22, 2003 (the “Land”) and part of the Land with an area of approximately 1,500 square meters (the “EGT Area”) will be provided to EGT for construction of a slot facility thereon. The Land and EGT Area are more particularly identified on the attached map in Schedule A;

(D)         The Parties agree that : (i) EGT shall at its cost, construct a slot facility on the EGT Area (the “EGT Slot Hall”); (ii) upon completion of the EGT Slot Hall, it shall be treated as part of the Casino; (iii) EGT shall have the sole and exclusive rights to place Machines in the EGT Slot Hall and to manage and operate the same; and (iv) EGT and Venue Owner shall share the daily net win generated by the Machines at the EGT Slot Hall in the ratio of 40% to EGT and 60% to the Venue Owner and the Parties intend to carry out the above business cooperation and arrangement according to the terms and conditions as set forth in this Agreement;

(E)         The purpose of entering into this Agreement by the Land Owner is for the purposes of (i) authorizing EGT and the Venue Owner to use the Land, and more specifically, the EGT Area, in accordance with the terms of this Agreement; (ii) recognizing that apart from the sharing of revenue generated by the Machines in the EGT Slot Hall in accordance with the terms hereof between EGT and the Venue Owner, EGT shall not be required to pay any additional rents or payments to him for usage of the EGT Area; (iii) authorizing the Venue Owner to make or give promises, agreements, undertakings, warranties and/or representations in respect of the Land under this Agreement for and on his behalf; and (iv) confirming and agreeing that he will not do anything that will cause or lead to a breach or default of this Agreement and/or Event of Liquidation (as defined below) by the Venue Owner; and

(F)         The Parties acknowledge and agree that, to the extent that they are applicable, certain promises, agreements, undertakings, warranties and/or representations made by the Venue Owner under this Agreement, are made in its own capacity and at the same time, for and on behalf of the Land Owner. All these promises, agreements, undertakings, warranties and/or representations are legally binding on the Land Owner and the Venue Owner jointly and severally.

NOW, THEREFORE, the parties agree as follows:

1.             AGREEMENT AND UNDERTAKINGS

1.1          Machines, EGT Slot Hall and Commercial Launch Date

(a)   The Venue Owner hereby agrees to grant permission to EGT and EGT agrees to accept such permission to :

(i)            use the EGT Area of the Land for building, at EGT’s own cost, the EGT Slot Hall on it subject to the obtaining of the relevant construction permits and approvals, if necessary, by Venue Owner; and

(ii)           upon completion of the EGT Slot Hall, place its electronic gaming machines therein and be responsible to manage the operation of such electronic gaming machines, provided that the total number of machines to be operated within EGT Slot Hall shall be approximately 300 seats and the machines-mix thereof shall be determined by EGT at its sole discretion (collectively the “Machines”)

b.     the Parties agree to use their reasonable endeavours to cooperate in good faith for procuring the EGT Slot Hall to become live operational for business on or before 31st December 2012. For the purpose of this Agreement, the first commercial launch day (including soft opening) of the EGT Slot Hall is referred to as the “Commercial Launch Date”.

1.2          EGT’s obligations

Subject to the terms hereof (and in particular Clauses 2 and 3 below), it is EGT’s obligations under this Agreement, to:

a.     (A) at its own costs, construct and develop the EGT Slot Hall (which, upon completion, shall have a floor area of approximately 1,500 square meters and shall include sufficient area for placing and operation of approximately 300 seats of Machines, provided that EGT shall have the absolute right and control over the design (including both exterior and interior designs) of the building of the EGT Slot Hall, the floor layout and/or the other facilities thereof and the budget of the entire construction project. All building structures newly constructed by EGT are collectively referred to as the “Building Structure”); and

(B)      at its own costs, provide approximately 300 seats of Machines and all equipment assets for use by the EGT Slot Hall which can be readily detached or moved away from the Building Structure without materially damaging the Building Structure (collectively “Moveable Equipment”), as EGT deems appropriate from time to time for the business operation of the EGT Slot Hall;

b.            at its cost, provide all necessary technical personnel of EGT to handle all technical and maintenance issues that arise in connection with the Machines and other Moveable Equipment supplied to the EGT Slot Hall by EGT or purchased at EGT’s cost;

c.             manage and operate the Machines in the EGT Slot Hall in accordance with the terms of this Agreement;

d.            comply with all applicable laws that related to the management and operation of the Machines at the EGT Slot Hall; and

e.             perform and comply with such other obligations/undertakings on the part of EGT as expressly set out in this Agreement.

1.3          Venue Owner’s obligations

Subject to the terms hereof, it is the Venue Owner’s obligations under this Agreement, to:

(a)        as soon as reasonably practicable after the date hereof, and if necessary, at its cost apply to the relevant government authorities for the necessary construction permit(s) and approvals for allowing EGT to construct the EGT Slot Hall on the EGT Area;

(b)        at its cost, maintain the necessary licenses (including but not limited to the gaming license) for the operation of gaming business at the Casino (in which the EGT Slot Hall shall be deemed as part thereof) and the renewal of such licenses and the Venue Owner shall be responsible for payment of the fees and charges that related to the application, maintenance and/or renewal of such licenses;

(c)         comply with all applicable laws that related to its business operation and the operation of the gaming business at the Resort with respect to the operation of the Machines at the EGT Slot Hall; and

(d)        perform and comply with such other obligations/ undertakings on the part of the Venue Owner as expressly set out in this Agreement.

1.4      Marketing Promotion and Costs Sharing Ratio

(a) EGT shall have absolute control over the planning, formulation and implementation of the marketing promotion strategy for boosting the business of EGT Slot Hall, including but not limited to, provision of complimentary food and beverages and other amenities to the players or patrons of the Machines at the EGT Slot Hall, lucky draws and others (collectively “Marketing Promotions”) and all cost incurred by EGT for the Marketing Promotion shall be shared by EGT and the Venue Owner in accordance with the Costs Sharing Ratio as provided in Schedule B of this Agreement on a monthly basis provided that (i) the in-principle plan for the Marketing Promotions and (ii) the budget of such Marketing Promotions must be pre-approved by the authorized representative(s) of the Venue Owner in writing (such approval not to be unreasonably withheld). In connection with this sub-clause (a), the Venue Owner agrees to appoint not more than two of its personnel to act as such representative(s) (the names of them shall be notified to EGT in writing) and any one of them shall be authorized to give the approval, if applicable, under this sub-clause (a), and once the approval is given, EGT shall have full right to implement the Marketing Promotions provided that they must not materially deviate from the in-principle plan so approved and/or exceed the approved budget.

(b) EGT shall keep proper books and records concerning the expenditures and costs of all Marketing Promotions; and the Venue Owner shall have full audit rights (at that its sole costs) regarding the expenditures of the Marketing Promotions and the EGT shall provide all necessary information that relates to the Marketing Promotions upon reasonable request by the Venue Owner.

(c)              Nothing contained in this Clause 1.4 shall preclude the Venue Owner from carrying out any additional marketing and promotion plans for the Casino as a whole (regardless of whether or not such additional marketing and promotion events will also benefit or cover the EGT

                   Slot Hall) as long as the Venue Owner bears the sole cost for such additional marketing and promotions.

1.5                  Human Resources

EGT shall have absolute control over the number of staff that may be deemed necessary by EGT from time to time to provide the relevant services to the players and customers of the Machines at the EGT Slot Hall. All such staff with the title of Assistant Slot Operation Manager (or equivalent position) or above shall be collectively referred to as “Floor Managers” and for all those who are below this hierarchy are collectively referred to as “Floor Staffs”. The Parties agree and confirm that:

(a)   EGT shall be responsible for employing all the Floor Managers, Floor Staffs and technicians (for performing necessary repairs and maintenance to the Machines and other Movable Equipment) (the “Technicians”);

(b)   All the salaries, wages, accommodations and other fringe benefit expenses of the Floor Managers and Technicians shall be paid and borne solely by EGT;

(c)   All the salaries, wages, accommodations, transportation, training cost and other fringe benefit expenses of the Floor Staffs shall be first settled by EGT and shall subsequently be shared by EGT and the Venue Owner in accordance with the Costs Sharing Ratio on a monthly basis with effect from the relevant employment starts;

(d)   It is agreed that the employment of the Floor Managers, the Floor Staffs and Technicians may start earlier than the Commercial Launch Date;

(e)   all human resources related procurement decisions with regard to the Floor Staffs, including purchase of uniforms, shall be determined by EGT, the cost of which will be shared by EGT and the Venue Owner on an actually incurred basis in accordance with the Costs Sharing Ratio. For the avoidance of doubt, unless otherwise agreed by the Venue Owner, all procurement decisions and costs with regard to the Floor Managers and Technicians shall be solely decided and borne by EGT;

(f)    notwithstanding the fact that certain costs of the Floor Staff are shared by EGT and the Venue Owner, under all circumstances, EGT shall reserve the rights to promote, lay-off or impose any disciplinary actions on any particular Floor Manager, Floor Staff and/or Technician and to recruit any replacement thereof as EGT deems proper and fit at its sole discretion;

(g)   for the avoidance of doubt, apart from the Floor Managers, Floor Staffs and Technicians, EGT may, at its cost, appoint such reasonable number of its employees as it deems proper to work at the EGT Slot Hall from time to time (and to replace or lay-off such employees at EGT’s absolute discretion).

1.6          Exclusivity in EGT Slot Hall

(a)  During the period from the date hereof until the end of Five (5) years from the Commercial Launch Date (the “Initial Guaranteed Period”), the Venue Owner agrees and undertakes that EGT shall enjoy the sole and exclusive rights to provide, manage and operate electronic gaming machines or slot machines within the EGT Slot Hall and/or to occupy the Building Structure and the EGT Area.

(b)   If the total Gross Win (as defined below) generated by all the Machines at the EGT Slot Hall during the 5th year (Fifth year) of the Initial Guaranteed Period is equal to or more than US$8 million, OR if the total accumulated Gross Win for the last three years of the Initial Guaranteed Period, namely, the 3rd, 4th and 5th year, has at any time before the end of such three year period achieved US$20 million or more (either of these is referred to as a “Performance Target”), then upon achievement of any one (but not both) of these two Performance Targets, EGT shall enjoy another Five (5) year guaranteed period until the end of the term of this Agreement with sole and exclusive rights to provide, manage and operate electronic gaming machines or slot machines within the EGT Slot Hall and/or to occupy the Building Structure and the EGT Area.

(c)   if none of the Performance Targets is achieved, and if after the Initial Guaranteed Period, Venue Owner or Land Owner has genuine development plan for the Land which needs to make use of EGT Area, Venue Owner may require EGT to move out from its operation of the EGT Slot Hall provided that :

(i)                Venue Owner must give at least six (6) months prior written notice (“Replacement Notice”) to EGT requiring EGT to move out from the EGT Slot Hall and in the said notice, Venue Owner must offer a replacement area for

EGT to relocate its slot operation until the end of the term of this Agreement (“Replacement Area”);

(ii)               Venue Owner agrees that the Replacement Area must be a prominent and suitable area with size comparable to the EGT Slot Hall for placing and operating all the Machines within any one of the properties owned by the Venue Owner (such property shall be chosen by the Venue Owner at its absolute discretion);

(iii)              upon giving of the Replacement Notice to EGT by Venue Owner, Venue Owner must at the same time make available the Replacement Area and give the possession thereof to EGT for its performance of the necessary fitting out and decoration work as EGT deems fit. The parties shall also, as soon as reasonably practicable, by separate written agreement to substitute the Replacement Area for the EGT Slot Hall thereof and shall continue the slot operation there based on the same terms and conditions of this Agreement. EGT shall relocate its slot operation from EGT Slot Hall to the Replacement Area at the end of the notice period of the Replacement Notice or, subject to the consent of the Venue Owner (such consent not to be unreasonably withheld by Venue Owner if there is any delay in the fitting out and decoration of the Replacement Area not owing to the default or negligence of EGT) as soon as the Replacement Area has been fitted out and decorated, whichever occurs later;

(iv)              after the relocation, EGT shall enjoy the sole and exclusive rights to provide, manage and operate electronic gaming machines or slot machines within the Replacement Area until the end of the term of this Agreement;

(v)               EGT shall be responsible, at its costs, to decorate and fit out the Replacement Area as it deems proper and fit at its own discretion and EGT shall use its best endeavors to complete the relevant decoration and fitting out within the six month notice period under the Replacement Notice, failing which, EGT may seek consent from Venue Owner to delay the relocation (such consent not to be unreasonably withheld by Venue Owner if the delay in the fitting out and decoration of the Replacement Area is not caused by the default or negligence of EGT) ; and

(vii)             Venue Owner or Land Owner must have genuine development plan for the Land which needs to make use of EGT Area before giving the Replacement Notice to EGT.

(d)               For the avoidance of doubt, if none of the Performance Targets is achieved, the only consequence is that EGT may be required by Venue Owner to relocate its Machines from EGT Slot Hall to the Replacement Area for a continuation of operation until the end of the term of this Agreement in accordance with the sub-clause (c) above.

1.7                               Other agreements between the Parties

(a)         EGT Slot Hall shall have separate meters for recording the usage of all utilities (including, but not limited to, electricity, water and gas). All utilities charges shall be first settled by the Venue Owner and be shared by EGT and the Venue Owner on a monthly basis according to the Cost Sharing Ratio.

(b)         the representatives of the Parties shall hold meeting at least once on every half year  for discussion and, if applicable, determination of all major issues relating to the slot business operation at the EGT Slot Hall.

(c)                      Notwithstanding anything to the contrary contained herein, it is agreed that EGT shall be allowed to name and brand the EGT Slot Hall Area under its brand name “Dreamworld” and/or “Dreamworld Club” (collectively “Dreamworld Brand”) provided that all Intellectual Property Rights related to Dreamworld Brand shall at all times belong to and owned by EGT and/or EGT group companies and upon any termination or expiration of this Agreement, the Venue Owner must cease to promote or otherwise use the Dreamworld Brand in relation to its Casino and/or Hotel.

For the purpose of this Agreement, “Intellectual Property Rights” means patents, trade marks, service marks, design rights (whether registrable or otherwise), applications for any of the foregoing, copyright, know-how, trade or business names and other similar rights or obligations whether registrable or not in any part of the world.

2.                                      TAXES

2.1                               It is agreed by the parties that :

(a)         the Venue Owner will bear the gaming taxes in connection with the usage/ operation of all Machines in the EGT Slot Hall; and

(b)         each Party hereto shall bear its own profit or corporate income tax and/or (if applicable) any value added tax and/or any withholding tax on wages, interest and dividends or any part thereof payable by that Party.

2.2                               Since EGT owns the legal title to the Machines, the relevant related equipment and systems (and any service parts thereof) supplied by it and, the installation of the same at the EGT Slot Hall is the sole responsibility of EGT. EGT shall at its cost, be responsible for the maintenance and repair of the Machines, the relevant related equipment and systems  (and any service parts thereof) supplied by it (unless the relevant damage of the Machines is caused by the wilful default or negligence of the Venue Owner, its employees or agents, in which case, the reasonable repairing costs shall be borne by the Venue Owner).

3.                                      CONSIDERATION

3.1                               In consideration of the entering into of this Agreement and the respective undertakings and obligations of each party hereto :

EGT and the Venue Owner shall be entitled to share the Gross Win (as defined below) generated by all Machines in the EGT Slot Hall according to the following ratio with effect from the Commercial Launch Date:

(i)                                     EGT shall be entitled to Forty percent (40%) of the Gross Win; and

(ii)                                  the Venue Owner shall be entitled to Sixty percent (60%) of the Gross Win.

For the purpose of this Agreement,

(a)  “Gross Win” of the Machines represents all amounts collected from all the Machines at the EGT Slot Hall  reduced by all payments of cancelled credits and payout (including but not limited to jackpot, if applicable) during a calendar monthly period or such other period as the context so specifies;

(b)         EGT’s and the Venue Owner’s respective share of the Gross Win shall be distributed by EGT on a monthly basis within seven (7) days after the last day of each calendar month upon the closing of the operations accounts and after netting off/ computing agreed joint costs and expenses in accordance with the Costs Sharing Ratio as stipulated in Schedule B to this agreement and any other amounts owed by Venue Owner to the EGT or vice versa (“Venue Owner’s Net Collection”).

3.2                               The monies collection and counting thereof shall be conducted by the representatives or employees of EGT, and if requested by the Venue Owner, in the presence of the Venue Owner’s representatives or employees.

3.3                               Venue Owner shall have full audit rights (at its sole costs) regarding the performance of the Machines, the joint costs and expenses for the purpose of verifying the amount of the Gross Win and/or the Venue Owner’s Net Collection and EGT shall provide all reasonably necessary information that relates to the performance of the Machines and/or the joint costs and expenses (including but not limited to the relevant books and records) upon reasonable request by the Venue Owner for performing such audit.

3.4                               EGT agrees that all distributions of Venue Owner’s Net Collection to the Venue Owner will be made in the currency collected from the Machines at the EGT Slot Hall.

3.5                               For the avoidance of doubt, if there is an operating loss incurred from the operation of the Machines during any month, then the relevant loss shall be carried forward to subsequent months and only when there is a positive Gross Win (after setting off all previously accumulated losses), there will be a distribution of Venue’s Owner Net Collection by EGT. Nothing in this clause shall prevent or defer the sharing and settlement between the Parties of the joint costs and expenses in accordance with the Costs Sharing Ratio on a monthly basis.

4.                                      OWNERSHIP AND TITLE

4.1                               Ownership and title to each item of the Machines and all Moveable Equipment, spare parts, components used therein or thereof supplied by EGT hereunder shall remain with EGT at all times and the Venue Owner shall have no right, title or interest therein except as expressly set forth in this Agreement.

4.2                           During the term of this Agreement and thereafter until EGT has repossessed the Machines, EGT shall be entitled to ensure that each piece of the Machines to bear identification showing its inventory and/or serial number, and the fact of EGT’s ownership, which identification shall not be altered, defaced, covered or removed by the Venue Owner, its employees or agents.

4.3                           During the term of this Agreement, the Building Structure, upon its completion, shall be deemed as property of EGT provided that subject to reimbursement of the relevant Construction Costs by the Venue Owner pursuant to Clause 9.4 below if EGT has to move out from the EGT Slot Hall and/or EGT Area within the relevant period of time (as a result of termination of this Agreement), EGT shall peacefully deliver the vacant possession of the Building Structure to the Venue Owner at the end of this Agreement.

5.                                      REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1                               Each party hereby represents and warrants to the other party that:

(a)                            It has the corporate and legal power or authority to enter into this Agreement and to deliver and perform its obligations hereunder according to the terms of this Agreement;

(b)                            This Agreement constitutes legal, valid and binding obligation, enforceable in accordance with its terms and conditions; and

(c)                             The execution and/or performance of this Agreement does not and will not contravene any provision of its Articles of Association and Bye-Laws or any other equivalent constitutional documents, does not and will not violate any applicable laws or regulations of the jurisdiction of its incorporation or organization, and does not and will not conflict with or result in a breach of any contract, agreement or other obligation to which it may be bound.

5.2                               During the term of this Agreement and thereafter until EGT has repossessed the Machines :

(a)         the Venue Owner represents to EGT that it is the lawful owner of the Land (in which EGT Area forms a part thereof) and it will not sell, transfer or dispose EGT Area to other third party (save and except for the sale to EGT and/or EGT group companies);

(b)         the Venue Owner represents that for the  Casino (in which the EGT Slot Hall shall be deemed as part thereof), it has obtained all necessary governmental or third party’s permissions, licences (including but not limited to relevant gaming license), permits, approvals and consents for the Casino and undertakes to use its best endeavours to keep such permission, licences, permits, approvals and consents effective throughout the term of this Agreement;

(c)          the Venue Owner undertakes to EGT that it will not, and will procure its  employees or agents  not to, make or cause or permit to be made any alteration, amendment, modification or addition to the Machines, or any part or component (thereof without the approval of EGT and that any such alteration or modification, if approved byEGT, of whatsoever kind shall belong to and become the property of EGT and form part of the Machines;

(d)         the Venue Owner undertakes that it will not and will procure its employees or agents not to, carry out any repair and/or maintenance works to the Machines by itself unless such repair and/or maintenance works are performed by EGT’s technician; or (ii) with the presence of/ under the instructions of  EGT’s technician;

(e)          each of the Venue Owner and EGT undertakes to the other that it will not use or permit the Machines to be used in contravention of any statutory provision or regulation or in any way contrary to law or for any purpose for which the Machines are not designed or reasonably suitable. Each party also undertakes to the other that it will comply with all applicable laws, including but not limited to the anti-bribery and anti-money laundering legislations, and governmental regulations in relation to the operation of the Machines at the EGT Slot Hall and neither Party shall conduct any illegal or dishonest gaming activities at the EGT Slot Hall, including but not limited to money laundering or facilitate directly or indirectly to dishonest means to manipulate any gaming activities;

(f)           the Venue Owner and EGT undertakes to each other that it will punctually pay, if applicable, their respective own license fees, service charges, taxes, levies and other outgoings or payments for the carrying on the gaming machine business in the EGT Slot Hall. For the avoidance of doubt, the Venue Owner shall, to the extent within its control, ensure that there is electricity, gas and water supply to the EGT Slot Hall;

(g)          the Venue Owner undertakes that it will not and will procure its employees or agents not to, move the Machines or any part thereof from the EGT Slot Hall to other location without approval by EGT;

(h)         each Party undertakes and warrants to the other Party that during the term of this Agreement, it will not transfer its operating rights under this Agreement to any other entity, without the prior written approval of the other Party;

(i)             EGT undertakes and warrants that the Machines will be installed with bill validators. For the avoidance of doubt, any failure or omission in detecting any counterfeit notes or any other schemes of illegal or dishonest gaming activities by any of the Machines, shall not by itself be regarded as negligence or default on the part of EGT. In the case of discovery of counterfeit notes, the Parties agree that the responsibility or the apportionment of loss shall be discussed and agreed amongst themselves in good faith on a case by case basis.

6.                          INDEMNITY

Each of the Venue Owner and EGT hereby warrants that it shall indemnify, defend and save harmless from the other, from and against all claims, lawsuits, losses, damages and expenses arising out of or resulting from any material breach or inaccuracy of its relevant representations, warranties or undertakings set out in Clause 5 of this Agreement.

7.                                      MODIFICATIONS

No modifications or amendments of this Agreement shall be valid unless the same is made in writing and signed by the authorized signatories of both Venue Owner and EGT to signify mutual agreement.

8.                                      TERM AND EFFECTIVITY

Subject to any earlier termination in accordance with Clause 9 below, this Agreement shall be valid from the date hereof until the end of a Five (5) year period beginning from the Commercial Launch Date with an option exercisable by EGT to renew the term for a further 5 years after the expiration of the initial 5 years.

9.                                      TERMINATION AND RETURN OF MACHINES

9.1                   Prior to the expiration of the term of this Agreement, either EGT or the Venue Owner may terminate this Agreement :-

(a)         by immediate written notice to the other party (the “Defaulting Party”) if the Defaulting Party is in material breach of any terms of this Agreement and, where the breach is capable of remedy, the Defaulting Party has failed to remedy the breach within 30 days of the date of a written notice from the non-defaulting party is served to the Defaulting Party specifying the breach and requiring its remedy; or

(b)         by immediate written notice to the Defaulting Party if the Defaulting Party commits an Event of Liquidation.

For the purpose of this Agreement, “Event of Liquidation”, in respect of a party, means:

(i)                                     the filing of an application for the winding-up whether voluntary or otherwise (except for the purpose of a bona fide reconstruction or amalgamation), or the issue of a notice summoning a meeting at which it is to be moved a resolution proposing the winding-up of the party, provided that the application, notice or resolution is not withdrawn, invalidated or defeated within 60 days of filing or summoning;

(ii)                                  the appointment of a receiver, receiver and manager, administrator, liquidator, provisional liquidator or any similar external administrator with respect to that party or any of its material assets; or

(iii)                               the assignment by that party in favour of, or composition or arrangement or entry into of a scheme of arrangement (otherwise for the sole purpose of solvent corporate reconstruction) with, its creditors or any class of its creditors;   or

(c)          by 30 days (or any shorter period for compliance with the relevant laws, rulings or directives) prior notice in writing to the other to terminate this Agreement if there is any introduction of new laws, rulings, or governmental directives of Cambodia  clearly prohibits or hinders the gaming operations of the Casino (in which EGT Slot Hall shall be deemed as part thereof)or the operation of this Agreement; or

(d)         in accordance with Clause 17  below; or

(e)          by immediate written notice to the Defaulting Party in the event of the Defaulting Party’s non-payment of any obligations or commitments imposed by the Royal Government of Cambodia and/or any other statutory body in Cambodia and having failed to remedy such breach (if capable of remedy) within 30 days after receipt of written notice thereof from the Royal Government of Cambodia and/or any other statutory body in Cambodia.

9.2                   In addition to Clause 9.1 above, either the Venue Owner or EGT may terminate this Agreement by written notice to the other upon receipt of directives from the Cambodian Government including revocation of the gaming license to operate gaming and slot business at the Casino.

9.3                   For the avoidance of doubt but without modifying or limiting the respective parties’ rights under Clause 9.2 above, neither party shall use any regulatory issues/governmental requirement as a subterfuge to improperly terminate this Agreement.  In case the termination is due to Clause 9.2, and if within a period of 12 months after the said termination, the Government’s instruction or policies leading to the termination were subsequently lifted or, as the case may be, the gaming license to operate gaming and slot business at the Casino or Hotel or any part thereof, were subsequently re-granted to the Venue Owner, the Venue Owner hereby agrees to give a first right of refusal to EGT for entering into a slot machine leasing arrangement on at least the same terms of this Agreement. This provision shall survive until 12 months from the date of termination of this Agreement.

9.4                   If EGT is required to move out from the operation of the EGT Slot Hall and/or the EGT Area as a result of any breach of this Agreement and/or Event of Liquidation by the Venue Owner or the Land Owner at any time :

(a)         within the period from the commencement of the construction of the EGT Slot Hall and until the end of 2 years from the Commercial Launch Date, the Venue Owner shall reimburse EGT for all costs of construction of the Building Structure and fitting out and decoration of the EGT Slot Hall (collectively “Construction Costs”); and

(b)         within the period from the commencement of the 3rd year from the Commercial Launch Date and until the end of 5 years from the Commercial Launch Date, the Venue Owner shall reimburse EGT for the Construction Costs according to the Cost Sharing Ratio.

9.5                   Upon any expiration, cessation or termination (and regardless of the cause thereof) of this Agreement :

(a)         EGT shall be entitled to remove the Machines and any related equipment and systems, spare parts or components supplied by it from the EGT Slot Hall; and

(b)         the Venue Owner shall authorise EGT and its personnel to enter into the Casino and more particularly, the EGT Slot Hall at reasonable time with prior appointment, to remove and regain possession of the Machines and any related equipment and systems, spare parts or components used therein or thereof supplied by EGT hereunder and all costs related to such removal and transportation (including but not limited to the cost of insurance during transit) of the Machines and any related equipment and systems, spare parts or components used therein or thereof supplied by EGT hereunder from the  EGT Slot Hall to the properties belonging to EGT (whether within or outside Cambodia) shall be borne by EGT.

9.6                               Any termination or expiration of this Agreement and any post-expiration or termination obligations and rights of the respective parties set out in Clauses 9.4 and 9.5 above shall be without prejudice to any rights or liabilities of any party to sue or claim damages against the other party accrued  in respect of any breach of any other party of any of its obligations (including any outstanding payments) as provided under this Agreement.

9.7                               Subject to Clause 9.6 above and to the extent permitted by applicable law, neither party will be liable to the other on account of termination or expiration of this Agreement for reimbursement or damages for the loss of goodwill, prospective profits or anticipated income.

9.8                               Any terms or conditions of this Agreement which are capable of having effect after the termination or expiration of this Agreement shall remain in full force and effect following the termination or expiration of this Agreement.

10                                  OTHER TERMS

10.1                        Nothing herein shall be construed as to create a relationship of employment partnership, joint venture, or agency between the Parties hereto and no Party shall have the authority to represent the other Party or enter into any form of agreement that bounds the other Party except with the prior written consent of the other Party.

11.                               ASSIGNMENT

Neither party shall be allowed to assign any of its interest or obligations under this Agreement to any other person or entity without the express written consent of the other Party.

12.                               BINDING EFFECT

All terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the Parties hereto and subject to Clause 11 above, their permitted successors and assigns.

13.                               GOVERNING LAW

This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with and shall be governed by the laws of Kingdom of Cambodia.

14.                         SETTLEMENT OF DISPUTES

14.1                     If a dispute or difference shall arise between the Parties as to the interpretation of this Agreement or as to any matter or thing of whatsoever nature arising under or in connection with this Agreement, then the disputing party shall notify the other Party in writing (“Notice of Dispute”). Within thirty (30) days (or such longer period as may be agreed by the parties in writing from time to time) of receiving the Notice of Dispute, the authorised representatives of the Parties shall meet and attempt in good faith to resolve the dispute.

14.2                     In case the Parties fail to resolve any differences, disputes and/or controversies within thirty (30) days (or such longer period as may be agreed by the parties in writing from time to time) of the date of Notice of Dispute, such dispute or controversy shall be referred to the Courts of the Kingdom of Cambodia.

15.                               NOTICES AND COMMUNICATIONS

Any notice or other communications required or contemplated by this Agreement shall be given in the English language by personal delivery or sent by a registered mail letter, by facsimile or email at the following respective addresses (or such other address as may be specified by either party to the other by written notice):

If to EGT :

Address : Suite No. 8 & 9, Ground Floor, North Wing, Hotel Cambodiana, 313 Sisowath Quay, Phnom Penh, Cambodia

with a copy to :

Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central, Hong Kong

Fax number : (852)-2521 0660

Contact Persons : Clarence Chung, Chairman and CEO/ Andy Tsui, CAO

Email Addresses : clarencechung@egt-group.com / andytsui@egt-group.com

If to the Venue Owner:

Address : Phum Kbal Spean, Sangkat Poipet, Khan O Chreou, Banteay Mean Chey Province, Kingdom of Cambodia

Contact Person : Kok An

If to the Land Owner:

Address : Phum Kbal Spean, Sangkat Poipet, Khan O Chreou, Banteay Mean Chey Province, Kingdom of Cambodia

Any notice delivered or sent in accordance with this clause will be deemed to have been given and received:

(a)         if delivered by hand, upon receipt;

(b)         if posted within Cambodia, 3 days after posting or if posted overseas, 7 days after posting;

(c)          if sent by facsimile transmission, upon confirmation of correct transmission of the facsimile and

(d)         if sent by email, the said email has to be sent to at least two contact persons of the receiving party and 24 hours after sending.

16.                               MISCELLANEOUS

16.1                        This Agreement and its annexure are the complete and exclusive agreement between the Parties with respect to the Machines operation and management at the EGT Slot Hall, superseding and replacing any and all prior representations, agreements, communications, and understandings (both written and oral and expressed or implied) regarding such subject matter.

16.2                        If any provision of this Agreement is found invalid or unenforceable, that provision will be enforced to the maximum extent permissible, and the other provisions of this Agreement will remain in force.

16.3                        All headings to clauses herein are inserted for convenience only and shall not be interpreted or affect the construction of this Agreement. Words importing the singular number shall include the plural and vice versa and a gender shall include all genders and the neuter. The Recitals and Schedules attached hereto form part of this Agreement.

16.4                        Unless required by law, regulation or gaming authority or the requirement of any stock exchange, each party agrees that it will not,

issue any news release, public announcement, or advertisement relating to this Agreement or its subject matter, nor will it otherwise publicise this Agreement or its subject matter, without first obtaining the written approval of other party.

16.5                        Time is of the essence in relation to all obligations and undertakings made under this Agreement.

16.6                        This Agreement is made in both English and Khmer languages and both versions shall carry the same weight in case of conflicts between the two.

17.                               FORCE MAJEURE

Force Majeure shall include events beyond any party’s control and not owing to the default of either party and include, but are not limited to, acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions. In case of any force majeure event resulting in the EGT Slot Hall or any part thereof cannot be operated for more than 60 consecutive days, then either party may by 15 days prior written notice to the other to terminate this Agreement.

18.                               CONFIDENTIALITY

18.1                        Each party (the “Receiving Party”) acknowledges that it may become acquainted with the confidential or proprietary data or information (collectively, “Confidential Information”) in connection with this Agreement of the other party (the “Disclosing Party”). .

18.2                        Subject to law, regulation or gaming authority or the requirement of any stock exchange, the Receiving Party agrees to hold the Disclosing Party’s Confidential Information in confidence, to use same only if required for the performance of its obligations under this Agreement and to refrain from disclosing same to any third parties or to its own employees other than those (i) who reasonably need to know the same for the performance of this Agreement, (ii) who have been informed by the Receiving Party of the confidential nature of the information and (iii) who are bound by written confidentiality agreements with terms and conditions at least as stringent as the terms in this Agreement. The Receiving Party shall be liable for any use of such information by its employees or representatives in breach of this Agreement.

18.3                        This Clause shall remain in effect for a period of one (1) year after any termination of this Agreement; provided, however, that if any such Confidential Information is reasonably defined by the Disclosing Party as a trade secret, this Clause shall remain in effect for so long beyond that period as such Confidential Information continues to be a trade secret. All Confidential Information of the Disclosing Party shall remain the property of the Disclosing Party and shall be returned to it at its request.

IN WITNESS WHEREOF, the parties hereof caused this Agreement to be executed on the date first above written.

SIGNED by	)
)
for and on behalf of ELIXIR	)
GAMING TECHNOLOGIES	)
(CAMBODIA) LIMITED	)
)
Authorised Signatory
/s/ Clarence Chung

SIGNED by	)
)
for and on behalf of	)
CROWN RESORTS CO., LTD.	)
in the presence of :-)

Authorised Signatory
/s/ Kok An

SIGNED by	)
KOK AN	)
as the Land Owner	)
)
)

Schedule A

Map of the locations of the Land and EGT Area

Schedule B

The Costs Sharing Ratio

The parties agree to the sharing ratio of certain joint costs and expenses as more particularly set forth in this Agreement as follows:-

In relation to EGT, the Costs Sharing Ratio is 40%

In relation to the Venue Owner, the Costs Sharing Ratio is 60%